Schedule 14C Information

Information Statement Pursuant to

Section 14(c) of the Securities Exchange Act of 1934

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TIFF INVESTMENT PROGRAM

170 N. Radnor Chester Road, Suite 300

Radnor, Pennsylvania 19087

TIFF Multi-Asset Fund

INFORMATION STATEMENT

May 22, 2019

Important Notice Regarding

Internet Availability of this Information Statement:

This Information Statement is available at

https://www.tipfunds.org

This Information Statement is being furnished to all persons owning shares (“members”) of TIFF Multi-Asset Fund (“Multi-Asset Fund” or the “Fund”), a series of TIFF Investment Program (“TIP”), to provide members with information regarding an amended and restated fee schedule (the “amended and restated fee schedule”) to the money manager agreement between TIP and Mission Value Partners, LLC (“Mission Value Partners”). This Information Statement explains why the board of trustees of TIP (the “board” or the “trustees”), all of whom are not “interested persons” of TIP, as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the amended and restated fee schedule with Mission Value Partners. Among other things, this Information Statement describes generally the terms of the amended and restated fee schedule and provides information about Mission Value Partners.

A Notice of Internet Availability of the Information Statement is being mailed on or about May 22, 2019 to members of record as of March 31, 2019.

Multi-Asset Fund is providing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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This Information Statement consists of two parts:

PART I contains information relating to Multi-Asset Fund, the amended and restated fee schedule with Mission Value Partners, the multi-manager method employed by TIP and its investment adviser, TIFF Advisory Services, Inc. (“TAS”), and TIP’s advisory agreement with TAS on behalf of Multi-Asset Fund.

PART II contains information about TIP, TAS and Mission Value Partners, and other miscellaneous items.

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I.	MONEY MANAGER AGREEMENT WITH MISSION VALUE PARTNERS

Introduction

Multi-Asset Fund operates on a “multi-manager” basis, which means that its assets are divided into multiple segments and those segments are managed by different investment management firms as money managers to the Fund. TAS manages a portion of Multi-Asset Fund’s assets directly and is also responsible for determining the appropriate manner in which to allocate assets among money managers, supervising money managers, and making recommendations to the TIP board about money managers, investment mandates, and the Fund’s investment policies and strategies. There is no pre-specified target allocation of assets to any particular money manager. Each money manager manages one or more segments of Multi-Asset Fund pursuant to a money manager agreement between the money manager and TIP, on behalf of Multi-Asset Fund.

During an in-person meeting held on March 19-20, 2019 (the “March Meeting”), the board evaluated and approved the amended and restated fee schedule to the money manager agreement with existing manager, Mission Value Partners, on behalf of Multi-Asset Fund. The amended and restated fee schedule with Mission Value Partners became effective April 1, 2019.

In general, a mutual fund cannot enter into a new investment advisory agreement or materially amend an existing investment advisory agreement unless the members (or shareholders) of that mutual fund vote to approve the agreement. Multi-Asset Fund, however, has entered into each money manager agreement, including the amended and restated fee schedule to the money manager agreement described in this Information Statement, without seeking the vote of members in accordance with an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (the “SEC”). The Exemptive Order permits TAS and the TIP funds, subject to TIP board approval, to enter into and materially amend contracts with money managers not affiliated with TAS without seeking or receiving member approval of those contracts. The Exemptive Order does not apply to the advisory agreements with TIP’s investment adviser, TAS, or any amendments to those agreements. This Information Statement is being provided to all members of Multi-Asset Fund to provide information relating to the amended and restated fee schedule with Mission Value Partners as required by one of the conditions of the Exemptive Order.

Description of the Advisory Agreement with TAS

TAS acts as investment adviser to the Fund pursuant to an Advisory Agreement dated as of December 16, 2014 (the “Advisory Agreement”). The Advisory Agreement is substantially the same as the Amended and Restated Advisory Agreement dated as of June 1, 2011 between TAS and TIP’s predecessor, TIFF Investment Program, Inc. (“TIP Inc.”). Effective December 16, 2014, TIP Inc., a Maryland corporation, was reorganized into TIP, a Delaware statutory trust (the “Reorganization”)1. The Advisory Agreement, which was initially approved by the trustees of TIP at a meeting held on September 11, 2014, was last submitted to a vote of the sole shareholder of TIP on December 16, 2014. The purpose of submission of the Advisory Agreement to the sole shareholder was to seek approval of the Advisory Agreement in connection with the Reorganization. The board last approved the continuance of the Advisory Agreement for Multi-Asset Fund at an in-person meeting held on June 12-13, 2018 (the “June Meeting”). TAS has served as Multi-Asset Fund’s investment adviser since the Fund’s inception on March 31, 1995.

1 Similarly, TIFF Multi-Asset Fund, which was a series of TIP Inc., was reorganized into a series of TIP, the Delaware statutory trust, which series continues to be known as TIFF Multi-Asset Fund. References in this information statement to “Multi-Asset Fund” or the “Fund” include the TIFF Multi-Asset Fund series of TIP Inc. or TIP, the Delaware statutory trust, or both, as the context of the sentence requires.

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Under the Advisory Agreement, TAS manages the investment program of Multi-Asset Fund and performs such duties as the board and TAS agree are appropriate to support and enhance the investment program of the Fund. The Advisory Agreement provides that TAS will seek to achieve the Fund’s investment and performance objectives by identifying and recommending to the board external money managers for Multi-Asset Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance, and employing certain risk management and other investment techniques.

Under Multi-Asset Fund’s Advisory Agreement, the Fund pays TAS on a monthly basis an annualized fee of 0.25% on the first $1 billion of Multi-Asset Fund’s average daily net assets; 0.23% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.18% on assets exceeding $3 billion. For the fiscal year ended December 31, 2018, Multi-Asset Fund paid TAS for its services to the Fund under the Advisory Agreement advisory fees of $7,387,232. For the fiscal year ended December 31, 2018, the management fees earned by the Fund’s external money managers were $8,168,886 in the aggregate.

TAS also provides certain administrative and other services to TIP pursuant to a services agreement. Under the services agreement, TAS receives on a monthly basis an annualized fee of 0.02% of the Fund’s average daily net assets for such services provided to Multi-Asset Fund. For the fiscal year ended December 31, 2018, the fees paid to TAS by Multi-Asset Fund under the services agreement were $666,244.

The Amended and Restated Fee Schedule between TIP and Mission Value Partners

Mission Value Partners manages certain assets of Multi-Asset Fund pursuant to a money manager agreement dated June 1, 2010 (the “Mission Value Partners money manager agreement”). The trustees initially approved the Mission Value Partners money manager agreement at a meeting held on May 25, 2010. In connection with its annual review of TIP’s investment advisory and money manager agreements and fees (the “Annual Review”) at the June Meeting, the board approved the continuance of the money manager agreement between TIP, on behalf of Multi-Asset Fund, and Mission Value Partners, for another one-year term commencing July 1, 2018. Because Multi-Asset Fund operates pursuant to the Exemptive Order, the Mission Value Partners money manager agreement was not required to be, and has not been, submitted to a vote of members. At the March Meeting, the trustees considered a recommendation from TAS to amend the fee schedule to the Mission Value Partners money manager agreement, in order to revise the asset-based fee component and simplify the performance fee component with the goal and expectation of lowering fees, particularly the asset-based fee, in most circumstances. There are some situations, particularly if inflation, as captured by the Consumer Price Index (“CPI”), increases above current levels and Mission Value Partners’ absolute performance is high, in which the performance fee that Multi-Asset Fund pays to Mission Value Partners would be higher under the amended and restated fee schedule.

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Under the Mission Value Partners money manager agreement, Mission Value Partners is compensated in part based on assets and in part based on performance. Under the previous fee schedule, the asset-based fee, payable monthly, was a blended rate calculated by (i) applying 1.00% on the first $100 million of “TIFF assets”; 0.75% on the next $100 million of “TIFF assets”; 0.50% on the next $100 million of “TIFF assets”; and 0.25% on all remaining “TIFF assets” in excess of $300 million, (ii) summing the result of each calculation, and (iii) dividing by “TIFF assets.” For purposes of this calculation, “TIFF assets” means the daily average over the applicable period of Multi-Asset Fund assets plus the assets of other funds advised by TAS or its affiliates that are managed by Mission Value Partners. The base fee rate was then divided by twelve (12) and multiplied by the average daily net assets of Multi-Asset Fund to determine the monthly base fee for Multi-Asset Fund.

The performance fee formula under the previous fee schedule provided that Mission Value Partners would receive 10% of the amount by which the annualized return of the portion of Multi-Asset Fund managed by Mission Value Partners (the “Mission Value Partners portfolio”) exceeded the annualized performance of a specified benchmark, measured over rolling thirty-six (36) month periods, subject to a cap of 1% and a floor of 0%, multiplied by the average daily net asset value of the Mission Value Partners portfolio over the same rolling thirty-six (36) month period. The specified benchmark was equal to (i) the average monthly change in CPI measured over the applicable thirty-six (36) month period (as reported in the month the performance fee was calculated) multiplied by twelve (12), (ii) plus a spread of 2%, 3%, or 4%, if Mission Value Partners’ total assets under management were less than or equal to $500 million, greater than $500 million up to $750 million, or greater than $750 million, respectively. For the fiscal year ended December 31, 2018, Mission Value Partners earned fees of $840,811 for its services as a Multi-Asset Fund money manager.

Under the amended and restated fee schedule, the base fee rate is a blended rate calculated by (i) applying 0.75% on the first $100 million of “TIFF assets”; and 0.50% on all remaining “TIFF assets” in excess of $100 million, (ii) summing the result of each calculation, and (iii) dividing by “TIFF assets.” For purposes of this calculation, ‘‘TIFF assets’’ means the daily average over the applicable period of Multi-Asset Fund assets plus the assets of other funds advised by TAS or its affiliates that are managed by Mission Value Partners. The base fee rate is then divided by twelve (12) and multiplied by the average daily net assets of Multi-Asset Fund to determine the monthly base fee for Multi-Asset Fund. As of March 31, 2019, Mission Value Partners managed more than $200 million in TIFF assets.

The performance fee formula under the amended and restated fee schedule provides that Mission Value Partners will receive 10% of the amount by which the annualized return of the Mission Value Partners portfolio exceeds the annualized performance of a hurdle, measured over rolling thirty-six (36) month periods, subject to a cap of 1% and a floor of 0%, multiplied by the average daily net asset value of the Mission Value Partners portfolio over the same rolling thirty-six (36) month period. The hurdle is a blended rate, calculated pro-rata. With respect to any portion of the thirty-six (36) month period falling prior to April 1, 2019, the hurdle is the average monthly change in CPI Urban Consumers Index (as reported by the US Bureau of Labor Statistics) over that period, multiplied by 12, with the result of the calculation rounded to the nearest tenth of a percent, plus 4.00%. With respect to any portion of the thirty-six (36) month period falling after April 1, 2019, the hurdle is equal to (a) 4.5% if Mission Value Partners’ total assets under management are less than or equal to $500 million or (b) 5.5% if Mission Value Partners’ total assets under management are greater than $500 million. During the first three years of the inception of an account with Mission Value Partners, the performance fee is similarly structured, with measurement periods for the performance of the Mission Value Partners portfolio starting as of the first day of the first full calendar month after the assets are placed with Mission Value Partners and ending as of the last day of the 12th, 24th, and 36th full calendar month, respectively.

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Upon the recommendation of TAS, and after considering a variety of factors (as described below under “Consideration by the Board of the Amended and Restated Fee Schedule between TIP and Mission Value Partners”), the trustees voted to approve the amended and restated fee schedule to the Mission Value Partners money manager agreement. The terms of the Mission Value Partners money manager agreement are more fully described below under “Description of the Amended and Restated Fee Schedule to the Mission Value Partners Money Manager Agreement.”

Consideration by the Board of the Amended and Restated Fee Schedule between TIP and Mission Value Partners

During the March Meeting, the board evaluated and approved the amended and restated fee schedule to the money manager agreement between TIP and Mission Value Partners. In considering the amended and restated fee schedule at the March Meeting, the board took into account information it had received in connection with its Annual Review of TIP’s investment advisory and money manager agreements and fees at the June Meeting, including information with respect to the Mission Value Partners money manager agreement. The board noted that, at that time, it had approved the continuance of the money manager agreement between TIP, on behalf of Multi-Asset Fund, and Mission Value Partners for another one-year term commencing July 1, 2018.

In connection with the Annual Review, the board had requested and considered a wide range of information from TAS and Mission Value Partners of the type it regularly considers when determining whether to continue Multi-Asset Fund’s money manager agreements as in effect from year to year. In approving the amended and restated fee schedule at the March Meeting, the board considered the same factors and information that it considered in approving the continuance of the money manager agreement with Mission Value Partners at the Annual Review, as well as such other information as the board considered appropriate. During the Annual Review, the board considered information regarding Mission Value Partners’ personnel and services, investment mandate, investment strategies and philosophies, portfolio management, performance, and fees and expenses. Information about Mission Value Partners brokerage practices was also provided, including allocation methodologies, best execution policies, commission rates, and soft dollar program, as applicable. In addition, the board considered information with respect to the compliance, risk management, and administration of Mission Value Partners, including, but not limited to, its code of ethics and business continuity procedures, as well as information concerning any material violations of such compliance programs, the background of the individual serving as the chief compliance officer, and disclosure about regulatory examinations or other inquiries and litigation proceedings affecting Mission Value Partners.

The board noted that the purpose of the amended and restated fee schedule was to revise the fee schedule to the Mission Value Partners money manager agreement, and that otherwise the terms of the Mission Value Partners’ money manager agreement for Multi-Asset Fund remained unchanged since its review and approval as part of the Annual Review. The board also noted that TAS recommended approval of the amended and restated fee schedule, which revised both the asset-based fee component and the performance fee component of the fee schedule with the goal and expectation of lowering fees in most circumstances. The board noted that under the amended and restated fee schedule, the monthly asset-based fee rate would decrease as compared to the rate currently paid to Mission Value Partners by Multi-Asset Fund, and that the calculation of the performance fee would be simplified, which should reduce the overall fees paid to Mission Value Partners, although there are some situations, particularly if inflation (as captured by the Consumer Price Index) increases more than 1% above current levels and Mission Value Partners’ absolute performance is high, in which the fee that Multi-Asset Fund pays to Mission Value Partners would be higher under the amended and restated fee schedule. In this regard the board considered the materials provided by TAS discussing the changes included in the amended and restated fee schedule and their potential impact, including their impact to fees over the life of the agreement and, in particular, noting those potential situations where the fees paid to Mission Value Partners would be higher than under the current money manager agreement. The board also noted that the TAS materials included confirmation from Mission Value Partners that the amended and restated fee schedule would not result in any changes to the nature, quality, or extent of investment advisory services to be provided to Multi-Asset Fund by Mission Value Partners.

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At the March Meeting, the board also noted that in connection with the Annual Review, the board (1) considered a memorandum from its independent counsel setting forth the board’s fiduciary duties and responsibilities under the 1940 Act and applicable state law and the factors the board should consider in its evaluation of a money manager agreement; and (2) reviewed Mission Value Partners’ responses to a questionnaire prepared by the trustees’ independent counsel requesting information necessary for the trustees’ evaluation of the money manager agreement with Mission Value Partners.

The board noted the information received at regular meetings throughout the year related to the services rendered by Mission Value Partners concerning the management of Multi-Asset Fund’s portfolio. The board’s evaluation of the services provided by Mission Value Partners took into account the board’s knowledge and familiarity gained as board members regarding the scope and quality of Mission Value Partners’ investment management capabilities. The board concluded that, overall, it was satisfied with the nature, quality, and extent of the services currently being provided, and expected to be provided, by Mission Value Partners. Consistent with the approach taken by the board at the Annual Review, (1) the board did not specifically consider the profitability or expected profitability of Mission Value Partners resulting from its relationship with Multi-Asset Fund because Mission Value Partners is not affiliated with TAS or TIP, except by virtue of serving as a money manager to Multi-Asset Fund, and the fees to be paid to Mission Value Partners were negotiated on an arm’s-length basis in a competitive marketplace, and (2) the board noted that the amended and restated fee schedule with Mission Value Partners included breakpoints that would enable Multi-Asset Fund to benefit from economies of scale, and also included a performance fee which aligned Mission Value Partners’ interests with those of Multi-Asset Fund.

The board based its evaluation on the material factors presented to it at the March Meeting and at the Annual Review and discussed above, including: (1) the terms of the amended and restated fee schedule; (2) the reasonableness of the money manager’s fees in light of the nature and quality of the services expected to be provided and any additional benefits to be received by Mission Value Partners’ in connection with providing services to Multi-Asset Fund in the future; (3) the nature, quality, and extent of the services expected to be performed by Mission Value Partners; (4) the overall organization, skills, and experience of Mission Value Partners in managing the existing portfolio for Multi-Asset Fund; and (5) the contribution of Mission Value Partners towards the overall performance of Multi-Asset Fund.

In arriving at its decision to approve the amended and restated fee schedule, the board did not single out any one factor or group of factors as being more important than the other factors, but considered all of these factors together with a view toward future long-term considerations. After carefully considering the information summarized above and all factors deemed to be relevant, the board unanimously voted to approve the amended and restated fee schedule. Prior to a vote being taken, the board met separately in executive session to discuss the appropriateness of the amended and restated fee schedule and other considerations.

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In their deliberations with respect to these matters, the trustees were advised by their independent legal counsel. The trustees weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the consideration of investment advisory contracts. The trustees concluded that the amended and restated fee schedule was reasonable, fair, and in the best interests of Multi-Asset Fund and its members, and that the fees provided in the agreement were fair and reasonable. In the board’s view, approving the amended and restated fee schedule was desirable and in the best interests of Multi-Asset Fund and its members.

Description of the Amended and Restated Fee Schedule to the Mission Value Partners Money Manager Agreement

The amended and restated fee schedule to the Mission Value Partners money manager agreement is included as Appendix A to this Information Statement. The following description of the amended and restated fee schedule to the Mission Value Partners money manager agreement is qualified in its entirety by reference to the full text of the amended and restated fee schedule.

The Mission Value Partners money manager agreement provides that Mission Value Partners will manage the investment and reinvestment of certain assets of Multi-Asset Fund allocated to it from time to time by TAS, subject to the supervision of the board and TAS. The Mission Value Partners money manager agreement requires Mission Value Partners to give primary consideration to obtaining “best execution” – the most favorable price and efficient execution reasonably available to the Fund under the circumstances and in the relevant market – in accordance with applicable law when placing orders for the purchase and sale of securities on behalf of the Fund. In evaluating the terms available for executing particular transactions and in selecting broker-dealers, Mission Value Partners may consider those factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) provided by such broker-dealers. Mission Value Partners is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is higher than the commission another broker-dealer would have charged for effecting that transaction if Mission Value Partners determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided. In addition, the Mission Value Partners money manager agreement includes provisions relating to the confidentiality of the information and recommendations supplied by either party to the agreement, and restricts Mission Value Partners from consulting with other money managers for Multi-Asset Fund about transactions in securities or other assets of the Fund, except under certain circumstances.

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The amended and restated fee schedule to the Mission Value Partners money manager agreement revises Multi-Asset Fund’s asset-based fee and the performance based fee components.  Under the amended and restated fee schedule, Mission Value Partners is entitled to a monthly asset-based fee of 0.75% on the first $100 million of TIFF Assets and 0.50% on all TIFF Assets in excess of $100 million, summing the result of each calculation, and dividing by TIFF Assets to determine an effective fee rate, which shall be the base fee rate. If the amended and restated fee schedule had been in place at December 31, 2018, the base fee rate would have been 0.59% versus 0.78%. For the performance based fee under the amended and restated fee schedule, Mission Value Partners will receive 10% of the amount by which the annualized return of the Mission Value Partners portfolio exceeds a hurdle, measured over rolling thirty-six (36) month periods, still subject to a cap of 1% and a floor of 0%, multiplied by the average daily net asset value of Mission Value Partners’ portfolio over the same rolling thirty-six (36) month period. With respect to any portion of the thirty-six (36) month period falling prior to April 1, 2019, the hurdle is the average monthly change in CPI Urban Consumers Index (as reported by the US Bureau of Labor Statistics) over that period, multiplied by 12, with the result of the calculation rounded to the nearest tenth of a percent, plus 4.00%. With respect to any portion of the thirty-six (36) month period falling after April 1, 2019, the hurdle is equal to (a) 4.5% if Mission Value Partners’ total assets under management are less than or equal to $500 million or (b) 5.5% if Mission Value Partners’ total assets under management are greater than $500 million.

The Mission Value Partners money manager agreement provides that it: (i) will continue in effect for a period of two years from the date of the agreement, and thereafter from year to year if the continuance of the agreement is approved at least annually in conformity with the requirements of the 1940 Act; (ii) may be further amended by mutual consent of the parties thereto, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the SEC that may address the applicability of such requirements in the case of the Fund (such as the Exemptive Order); (iii) may be terminated without payment of any penalty by (a) the Fund, if a decision to terminate is made by the board of trustees of TIP or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), or (b) by Mission Value Partners, in each case with at least 30 days’ written notice; and (iv) will terminate automatically in the event of its “assignment,” as defined in the 1940 Act.

The Mission Value Partners money manager agreement provides that Mission Value Partners shall not be liable to Multi-Asset Fund, TIP, or TAS for any error of judgment, but shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Mission Value Partners in providing services under the money manager agreement or from reckless disregard by Mission Value Partners of its obligations and duties under the money manager agreement.

Additional Fee Information

The following table summarizes Multi-Asset Fund’s expenses for its fiscal year ended December 31, 2018. The table also shows a pro forma estimate of what such 2018 expenses would have been during that year had the amended and restated fee schedule to the Mission Value Partners money manager agreement been in effect during that year. The table is designed to facilitate an understanding of the potential impact of the new arrangements on Multi-Asset Fund’s fees and expenses. Actual Fund fees and expenses will differ from those presented here due in part to factors such as the amount of Fund assets managed by each money manager, the performance achieved by those money managers having performance based fee schedules, and the Fund’s average net assets during relevant periods.

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	Multi-Asset Fund
	2018 Actual Expenses	2018 Pro Forma Expenses
Shareholder Fees
(fees paid directly from your investment):
Entry Fees on Purchases	0.50%	0.50%
(as a percentage of amount invested)

Redemption Fees	0.50%	0.50%
(as a percentage of amount redeemed)

Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment):

Management Fees	0.54%	0.54%[a]
Other Expenses	0.24%	0.24%
Other Expenses	0.18%	0.18%
Interest Expense and Dividends on Short Sales	0.06%	0.06%
Acquired Fund Fees and Expenses	0.45%	0.45%

Total Annual Fund Operating Expenses	1.23%[b]	1.23%[a]

[a] Pro Forma Management Fees and Total Annual Fund Operating Expenses show an estimate of what the expenses of the Fund would have been in 2018 had the amended and restated fee schedule to the Mission Value Partners money manager agreement been in effect during 2018.

[b] Total Annual Fund Operating Expenses may not correspond to the ratio of expenses to average net assets shown in the “Financial Highlights” section of the prospectus, which reflects the operating expenses of the Fund and does not include Acquired Fund Fees and Expenses.

Cost of Investing Example

This example is intended to help members compare the cost of investing in Multi-Asset Fund with the cost of investing in other mutual funds. In calculating the example, the actual expenses of Multi-Asset Fund during 2018 are used, as are pro forma estimates of what such 2018 expenses would have been had the amended and restated fee schedule to the Mission Value Partners money manager agreement been in effect during the year under the new arrangements described herein, as shown in the expense table above. The pro forma expenses do not reflect the performance based component of Mission Value Partners’ fee schedule. The actual and pro forma examples assume that a member invests $10,000 in the Fund for the time periods indicated. The examples also assume that the investment has a 5% return each year, the Fund’s operating expenses remain the same based upon the expenses as shown in the fee table above, and all dividends and distributions are reinvested. Entry fees are reflected in both scenarios shown below and redemption (exit) fees are reflected in the rows labeled “With redemption at end of period.”  Actual costs may be higher or lower.

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	Multi-Asset Fund
	2018 Actual	2018 Pro Forma
One Year
With redemption at end of period	$226	$226
No redemption at end of period	$175	$175

Three Years
With redemption at end of period	$494	$494
No redemption at end of period	$438	$438

Five Years
With redemption at end of period	$782	$782
No redemption at end of period	$722	$722

Ten Years
With redemption at end of period	$1,603	$1,603
No redemption at end of period	$1,531	$1,531

II.	OTHER INFORMATION

Information about TIP

TIP is a no-load, open-end management investment company comprised at present of two distinct funds, each with its own investment objective and policies. TIP was organized as a statutory trust under Delaware law on September 11, 2014 and consists of Multi-Asset Fund and TIFF Short-Term Fund. On December 16, 2014, each series of TIP assumed the assets and liabilities of the corresponding series of TIP Inc. as part of the Reorganization. TIP Inc. was originally incorporated under Maryland law on December 23, 1993, and its Multi-Asset Fund series commenced operations on March 31, 1995. The TIP mutual funds are available primarily to foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations.

Information about TAS

TIFF Advisory Services, Inc. is the investment adviser to the TIP mutual funds. TAS’s principal offices are located at 170 N. Radnor Chester Road, Suite 300, Radnor, PA 19087. TAS seeks to achieve Multi-Asset Fund’s investment and performance objectives in part by identifying and recommending to the board external money managers for the Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance, managing directly a portion of the Fund’s portfolio, and employing certain risk management and other techniques designed to enhance returns. Each money manager is responsible for the day-to-day investment decisions for that portion of Multi-Asset Fund’s assets allocated to it. Each money manager specializes in a particular market or utilizes a particular investment style. TAS invests primarily in futures contracts and other derivative instruments, duration investments, exchange-traded and open-ended funds, and other securities and financial instruments, including US treasury obligations, in accordance with the fund’s investment objective, policies and restrictions. TAS may also oversee portfolio investments that are designed to track closely the returns of third-party or customized indices or that provide indirect exposure to the investment programs of other independent investment management firms, usually through total return swaps.

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Additional Information about Mission Value Partners

Andrew McDermott, President, founded Mission Value Partners, LLC in 2010. Mr. McDermott is the firm’s principal executive officer and he controls Mission Value Partners because he owns greater than 25% of the voting securities issued by Mission Value Partners. The business address of Mission Value Partners and Mr. McDermott is 793 Broadway, Sonoma, CA 95476.

Mission Value Partners is not an investment adviser to any other registered investment companies with an investment objective similar to that of Multi-Asset Fund.

Certain Brokerage Matters

When selecting brokers or dealers, TAS and the money managers are authorized to consider the “brokerage and research services,” as defined in Section 28(e) of the Exchange Act, provided to Multi-Asset Fund, to TAS, or to the money manager. TAS and the money managers may cause Multi-Asset Fund to pay a commission to a broker or dealer who provides such brokerage and research services which is in excess of the commission another broker or dealer would have charged for effecting the transaction. TAS or the money manager, as appropriate, must determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. Reasonableness will be viewed in terms of that particular transaction or in terms of all the accounts over which TAS or the money manager exercises investment discretion.

Interests of Trustees and Officers of the Fund

To the knowledge of Multi-Asset Fund, no trustee of TIP has any substantial interest, direct or indirect, by security holdings or otherwise, in the money manager agreement with Mission Value Partners. No trustee purchased or sold securities of or interests in Mission Value Partners, or any entity directly or indirectly controlling or controlled by Mission Value Partners since January 1, 2019. No trustee or officer of TIP is an officer, employee, director, general partner, or shareholder of Mission Value Partners. No trustee or officer of TIP owns securities of or has any material direct or indirect interest in Mission Value Partners or any other person controlling, controlled by, or under common control with Mission Value Partners. No trustee of TIP had any material interest, direct or indirect, in any material transactions in which Mission Value Partners, or any entity directly or indirectly controlling or controlled by Mission Value Partners, is or was a party since January 1, 2019, or has such an interest in any such proposed transactions.

Information Regarding the Service Providers to Multi-Asset Fund

Custodian, Administrator, Fund Accounting Agent, Transfer Agent, Registrar, and Dividend Disbursing Agent. State Street Bank and Trust Company (“State Street”), One Lincoln Street, Boston, Massachusetts 02111-2900, serves as the custodian of TIP’s assets as well as its administrator, fund accounting agent, transfer agent, registrar, and dividend disbursing agent. As custodian, State Street may employ sub-custodians outside the United States.

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Distributor.  Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of TIP’s shares.

Outstanding Shares and Significant Shareholders

As of March 31, 2019, Multi-Asset Fund had 188,560,383.619 shares outstanding.

As of March 31, 2019, there were no members that owned of record or beneficially 5% or more of the outstanding shares of Multi-Asset Fund.

As of March 31, 2019, the trustees and officers of TIP as a group owned less than 1% of the outstanding shares of Multi-Asset Fund.

Annual and Semi-Annual Reports

TIP’s annual report for the fiscal year ended December 31, 2018, and semi-annual report for the period ended June 30, 2018, were previously distributed to members. TIP will furnish, without charge, an additional copy of its most recent annual report and semi-annual report to any member requesting such reports. To request a copy of such reports, members should contact TIFF Member Services by mail, telephone, or email using the contact information below or by visiting the SEC’s website at www.sec.gov.

 170 N. Radnor Chester Road, Suite 300

Radnor, PA 19087

1-800-984-0084

Electronic mail inquiries:

Services offered by TIFF: info@tiff.org

Member-specific account data: memberservices@tiff.org

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A

AMENDED AND RESTATED

SCHEDULE I to the

MONEY MANAGER AGREEMENT

THIS AMENDMENT is entered into as of April 1, 2019, between Mission Value Partners, LLC (the “Manager”) and TIFF Investment Program for its TIFF Multi-Asset Fund (the “Fund”).

RECITALS

WHEREAS, the Manager and the Fund are parties to that certain Money Manager Agreement dated as of June 1, 2010 (the “Agreement”), as amended from time to time, pursuant to which the Manager serves as an investment adviser to the Fund; and

WHEREAS, pursuant to Section 11 of the Agreement, the parties hereto desire to amend and restate Schedule I to the Agreement and related provisions of the Agreement to update the fee schedule; and

WHEREAS, the Manager represents that there will be no change in (a) the nature, quality or extent of services to be provided by the Manager; (b) the investment advisory or other services provided to the Fund; or (c) the personnel providing such services as a result of this amendment.

NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

1.	Amendment.

Schedule I to the Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule I attached hereto.

2.	Miscellaneous.

(a)	This Amendment shall be effective as of April 1, 2019.
(b)	Except as amended hereby, the Agreement shall remain in full force and effect.
(c)	All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

A-1

Appendix A

On behalf of Fund by		On behalf of
TIFF INVESTMENT PROGRAM		Mission Value Partners, LLC

By:	/s/ Zane Hamid	By:	/s/ Richard Allen

Name:	Zane Hamid	Name:	Richard Allen

Title:	Vice President	Title:	COO

A-2

Appendix A

Amended and Restated Schedule I

Effective as of April 1, 2019

to the

Money Manager Agreement (the “Agreement”)

Dated as of June 1, 2010

between

Mission Value Partners, LLC (the “Manager”) and

TIFF Investment Program for its TIFF Multi-Asset Fund (the “Fund”)

With effect from April 1, 2019 (the “Amendment Date”), as compensation for the services performed and the facilities and personnel provided by the Manager pursuant to this Agreement, the Fund will pay to the Manager as set forth below.

The Fund will pay to the Manager (i) an asset based fee (the “Investment Management Fee”) plus (ii) a performance based fee (the “Performance Based Fee”), each as described below.

All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement.

Definitions Related to Fee Calculations

Average Net Assets: The Average Net Assets means the average of the daily net asset values (gross of expenses except custodian transaction charges) of the Managed Assets for the applicable period.

Base Fee Rate: The Base Fee Rate is a blended rate calculated by applying:

0.75% on the first $100,000,000 of TIFF Assets;

0.50% on all TIFF Assets in excess of $100,000,000;

summing the result of each calculation and dividing by TIFF Assets to determine an effective fee rate, which shall be the Base Fee Rate.

Excess Return: Excess Return is the arithmetic difference between the annualized performance of the Managed Assets during the applicable period, calculated geometrically, and the annualized performance of the Hurdle during the same period, calculated geometrically.

Final Performance Period: With respect to a complete withdrawal of Managed Assets by the Fund during the Transitional Period, the Final Performance Period shall be the period commencing on the Start Date through the date of the complete withdrawal of the Managed Assets from the Manager. With respect to a complete withdrawal of Managed Assets, the Final Performance Period shall be the period that is 36 full calendar months prior to the date of the complete withdrawal of the Managed Assets from the Manager plus the partial month through such withdrawal date.

A-3

Appendix A

Hurdle: The Hurdle shall be a blended rate, calculated pro-rata over the same 36 month period to which each Performance Based Fee relates. With respect to any portion of the 36 month period falling prior to the Amendment Date, the hurdle is the average monthly change in CPI Urban Consumers Index (as reported by the U.S. Bureau of Labor Statistics) over that period, multiplied by 12, with the result of the calculation rounded to the nearest tenth of a percent, plus 4.00%. With respect to any portion of the 36 month period falling after the Amendment Date, if (a) Mission Value Assets are less than or equal to $500,000,000, then the Hurdle is 4.5% or (b)if Mission Value Assets are greater than $500,000,000, then the Hurdle is 5.5%.

Mission Value Assets: Mission Value Assets for any period means the average of the total assets under management of the Manager and any of its affiliates at the end of each of the last 36 months of the period.

Post-Transitional Period: The Post-Transitional Period shall commence on the first day of the month that immediately follows the last day of the Transitional Period.

Start Date: The Start Date is the first day of the first full calendar month after the month in which the Managed Assets are placed with the Manager. This definition shall apply differently to Managed Assets placed with the Manager on different dates. For the avoidance of doubt, the Start Date(s) pertaining to assets managed by the Manager as of the Amendment Date shall remain the same.

TIFF Assets: TIFF Assets for any period means the daily average over the period of the total assets of funds advised by TIFF Advisory Services, Inc., or its affiliates, managed by the Manager or its affiliates, whether through a separate account or an interest in a pooled investment fund offered by the Manager. For assets places with the Manager by a TIFF vehicle that calculates it net asset value on a daily basis, the average of the daily net assets values of such Managed Assets for the applicable period will be used for these purposes, and for assets placed by a TIFF vehicle or other account that does not calculate its net asset value on a daily basis, the average will be approximated using the value of such Managed Assets at the opening of the applicable period, adjusted by any contributions or withdrawals during the period.

Transitional Period: The Transitional Period shall commence on the Start Date and shall end on the last day of the calendar month in which a full 36 months of performance has been achieved.

Investment Management Fee with respect to Managed Assets. The Fund will pay the Manager a monthly asset based fee equal to the Base Fee Rate divided by 12 multiplied by the Average Net Assets of the Managed Assets for the month to which the fee relates. The Investment Management Fee will be pro-rated for any period that is less than a full calendar month.

Calculation and Payment of Performance Based Fee with respect to Managed Assets. For each period and upon a complete withdrawal of the Managed Assets, the Performance Based Fee shall be the higher of (i) zero and (ii) the amount determined using the applicable formula set forth below. The Performance Based Fee shall be payable annually in arrears commencing in the month that follows the last calendar month in Period 1 (as defined below) and each year thereafter in the same calendar month of the year or, in the event of a complete withdrawal of Managed Assets, in the month that follows such withdrawal.

A-4

Appendix A

Performance Based Fee with respect to Managed Assets—Transitional Period:

Period 1 (commences on the Start Date and ends on the last day of the 12th full calendar month after the Start Date): (the lesser of (i) Period 1 Excess Return x 10% or (ii) 1.00%) x Period 1 Average Net Assets.

Period 2 (commences on the Start Date and ends on the last day of the 24th full calendar month after the Start Date): (2 x (the lesser of (i) Period 2 Excess Return x 10% or (ii) 1.00%) x Period 2 Average Net Assets) – Performance Based Fee paid to-date.

Period 3 (commences on the Start Date and ends on the last day of the 36th full calendar month after the Start Date): (3 x (the lesser of (i) Period 3 Excess Return x 10% or (ii) 1.00%) x Period 3 Average Net Assets) – Performance Based Fee paid to-date.

Performance Based Fee with respect to Managed Assets—Post-Transitional Period:

For each period: (the lesser of (i) the Excess Return for the 36 month period just ended x 10% or (ii) 1.00%) x Average Net Assets for the 36 month period just ended.

Performance Based Fee with respect to Managed Assets—At Complete Withdrawal of Managed Assets:

Final Performance Based Fee: ((the lesser of (i) the Excess Return for the Final Performance Period x 10% or (ii) 1.00%) x Average Net Assets for the Final Performance Period) x (the number of days since the end of the 36 month period to which last annual calculation of the Performance Based Fee related through the withdrawal date / 365).

A-5

TIFF INVESTMENT PROGRAM

170 N. Radnor Chester Road, Suite 300

Radnor, Pennsylvania 19087

TIFF Multi-Asset Fund

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF INFORMATION STATEMENT

An Information Statement intended for all persons owning shares (“members”) of TIFF Multi-Asset Fund (“Multi-Asset Fund” or the “Fund”), a series of TIFF Investment Program (“TIP”), is available on the internet. This communication presents only an overview of the more complete Information Statement. We encourage members to access and review all of the important information contained in the Information Statement.

The following material is available for review: Information Statement for TIFF Multi-Asset Fund

The Information Statement provides members of Multi-Asset Fund with information regarding an amended and restated fee schedule (the “amended and restated fee schedule”) to the money manager agreement between TIP and Mission Value Partners, LLC (“Mission Value Partners”). At a meeting held on March 19-20, 2019, the board of trustees of TIP (the “board” or the “trustees”), all of whom are not “interested persons” of TIP, as such term is defined in the Investment Company Act of 1940, as amended, approved the amended and restated fee schedule with Mission Value Partners.

Mission Value Partners manages a concentrated global equity portfolio consisting primarily of public equities that are believed to be undervalued or out-of-favor at the time of purchase but offer growth opportunities over the long-term. The Information Statement contains additional information about Mission Value Partners, the amended and restated fee schedule with Mission Value Partners, and the board’s consideration of the amended and restated fee schedule.

TIFF Advisory Services, Inc. (“TAS”) and TIP have received an exemptive order (the “Order”) from the Securities and Exchange Commission (the “SEC”) that permits TAS and the TIP funds to enter into and materially amend contracts with money managers not affiliated with TAS without seeking or receiving member approval of those contracts. Therefore, TIP is not soliciting proxy or consent authority, but instead, in accordance with the Order, is furnishing an Information Statement to members. In lieu of physical delivery of the Information Statement, TIP will make the Information Statement available to members online.

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The full Information Statement will be available to review on the Fund’s website at https://www.tipfunds.org until at least August 20, 2019. A paper or email copy of the Fund’s Information Statement, its most recent annual report, and its most recent semi-annual report may be obtained, without charge, by contacting TIFF Member Services by mail, telephone, or email using the contact information below.

170 N. Radnor Chester Road, Suite 300

Radnor, PA 19087

1-800-984-0084

Electronic mail inquiries:

Services offered by TIFF: info@tiff.org

Member-specific account data: memberservices@tiff.org

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. There is no charge to you for requesting a copy.

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